EXHIBIT 99.1

PRESS RELEASE

For Immediate Release:	Contact: Gerard M. Hayden, Jr. Chief Financial Officer (615) 301-3163 ir@healthstream.com

Mollie Condra, Ph.D. Vice President, Investor Relations & Communications (615) 301-3237 Mollie.condra@healthstream.com

HealthStream Announces Commencement of Common Stock Public Offering

NASHVILLE, Tennessee (May 18, 2015) – HealthStream, Inc. (“HealthStream”) (NASDAQ: HSTM), announced today that it has commenced an underwritten public offering of 3,100,000 shares of its common stock. The underwriters will have a 30-day option to purchase up to an additional 465,000 shares from HealthStream. HealthStream intends to use $28.0 million of the net proceeds from the offering to repay all of its outstanding revolving credit facility borrowings, and the remaining net proceeds for general corporate purposes, including working capital and the financing of potential acquisitions of, or investments in, strategic businesses, products, or technologies.

William Blair & Company, L.L.C. and Raymond James & Associates, Inc. are serving as joint book-running managers of the offering. Avondale Partners, LLC, Craig-Hallum Capital Group LLC, and First Analysis Securities Corp. are serving as co-managers of the offering.

The offering will be made solely by means of a prospectus supplement to the prospectus filed with the Securities and Exchange Commission (the “SEC”) as a part of HealthStream’s effective shelf registration statement on Form S-3 (File No. 333-198059). Prospective investors in the offering should read the prospectus supplement and accompanying prospectus for the offering and the other documents incorporated therein by reference that HealthStream has filed with the SEC for more complete information about HealthStream and the offering. Investors can obtain these documents without charge on the SEC website at www.sec.gov. Alternatively, copies of the prospectus supplement and the accompanying prospectus relating to the offering can be obtained from William Blair & Company, L.L.C., Attention: Prospectus Department, 222 West Adams Street, Chicago, Illinois 60606, or by calling 1-800-621-0687, and from Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, or by calling 1-800-248-8863.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

HealthStream, Inc. ● 209 10th Avenue South, Suite 450 ● Nashville, Tennessee 37203 ● 615-301-3100 ● www.healthstream.com

About HealthStream

HealthStream (NASDAQ: HSTM) is dedicated to improving patient outcomes through the development of healthcare organizations’ greatest asset: their people. Our unified suite of solutions is contracted by, collectively, over 4.4 million healthcare employees in the U.S. for workforce development, training & learning management, talent management, credentialing, privileging, provider enrollment, performance assessment, and managing simulation-based education programs. Our research solutions provide valuable insight to healthcare providers to meet HCAHPS requirements, improve the patient experience, engage their workforce, and enhance physician alignment. Based in Nashville, Tennessee, HealthStream has additional offices in San Diego, California, Laurel, Maryland, Brentwood, Tennessee, Pensacola, Florida, and Jericho, New York. For more information, please call 1-800-933-9293.

Cautionary Statement Regarding Forward Looking Statements

The foregoing statements regarding HealthStream’s intentions with respect to the contemplated offering are forward-looking statements under the Private Securities Litigation Reform Act of 1995, and actual results could vary materially from the statements made. HealthStream’s ability to complete the offering successfully is subject to various risks, many of which are outside its control, including prevailing conditions in the capital markets and other risks and uncertainties as detailed from time to time in HealthStream’s reports and other documents filed with the Securities and Exchange Commission. HealthStream assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable securities laws.

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